Exhibit 3.104

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “SECUREINFO CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2007, AT 6:01 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF APRIL, A.D. 2008, AT 3:39 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 2008, AT 7:01 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF NOVEMBER, A.D. 2011, AT 10:30 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2011, AT 9:27 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
3675187 8100X 131267272	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0865505
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 11-04-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:01 PM 02/23/2007
FILED 06:01 PM 02/23/2007
SRV 070219987 – 3675187 FILE

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SECUREINFO CORPORATION

SECUREINFO CORPORATION, a Delaware corporation (the “Company”), does hereby certify that:

FIRST: The present name of the Company is “Securelnfo Corporation.” The Company was originally incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 26, 2003 under the name “Securelnfo Corporation.”

SECOND: This Sixth Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends and restates in its entirety the Fifth Amended and Restated Certificate of Incorporation of the Company, and has been approved in accordance with Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Incorporation shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

FOURTH: Upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware, the Fifth Amended and Restated Certificate of Incorporation of the Company shall be restated in its entirety to read as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, DOES HEREBY CERTIFY, under penalties of perjury, that the facts hereinabove stated are truly set forth and, accordingly, such officer has hereunto set his hand as of February 23, 2007.

By:	/s/ Stewart D. Curley
Stewart D. Curley
Chief Financial Officer

Exhibit A

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SECUREINFO CORPORATION

ARTICLE I

The name of the Company (herein called the “Company”) is Securelnfo Corporation.

ARTICLE II

The address of the registered office of the Company in the State of Delaware is 615 South DuPont Hightway, City of Dover, County of Kent. The name of the registered agent of the Company at such address is Capitol Services, Inc.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

1. Authorized Shares.  The Company shall be authorized to issue 97,970,497 shares of all classes, consisting of (i) 56,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 41,970,497 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

2. Common Stock.  Each share of Common Stock shall be identical in all respects and for all purposes and entitled to: one vote in all proceedings in which action may or is required to be taken by stockholders of the Company; participate equally in all dividends payable with respect to the Common Stock, as, if and when declared by the Board of Directors of the Company (the “Board”) subject to any preference in favor of any class or series of Preferred Stock; and share ratably in all distributions of assets of the Company in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Company, subject to any rights and preferences in favor of any class or series of Preferred Stock. Effective immediately as of the time that this Sixth Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) is filed with the Secretary of State of Delaware and declared effective (the “Filing Date”), every twelve (12) shares of the Company’s outstanding Common Stock will be combined and automatically become one (1) share of outstanding Common Stock (the “Stock Combination”). No fractional shares of Common Stock shall be issued in connection with the Stock Combination: All shares of Common Stock so combined that are held by a stockholder will be aggregated subsequent to the foregoing Stock Combination and each fractional share resulting from such aggregation held by a stockholder shall be rounded down to the nearest whole share. In lieu of any fractional share of Common Stock to which a stockholder would otherwise be entitled as a result of the foregoing Stock Combination, the Company shall pay a cash amount to such stockholder equal to the fair value of such fractional share as of the Filing Date, as determined in good faith by the Board of Directors. Notwithstanding the foregoing, the par value of each share of Common Stock shall not be adjusted in connection with the Stock Combination. Except as provided in the immediately preceding sentence, all share amounts, amounts per share and per share numbers set forth in this Certificate of Incorporation have been appropriately adjusted to reflect the Stock Combination.

3.         Preferred Stock.

(a)                                 Of the 41,970,497 authorized shares of Preferred Stock,

(i)                                       3,500,000 shares shall be designated “Series A Preferred Stock” (the “Series A Preferred Shares”);

(ii)                                    1,884,944 shares shall be designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred Shares”):

(iii)                                 606,660 shares shall be designated “Series A-2 Preferred Stock” (the “Series A-2 Preferred Shares”, and together with the Series A Preferred Shares and the Series A-1 Preferred Shares, the “Series A/A-1/A-2 Preferred Shares”):

(iv)                                8,960,621 shares shall be designated “Series B Redeemable Preferred Stock” (the “Series B Preferred Shares”);

(v)                                   6,102,026 shares shall be designated “Series B-1 Redeemable Preferred Stock” (the “Series B-1 Preferred Shares”, and, together with the Series B Preferred Shares, the Series B/B-1 Preferred Shares”);

(vi)                                11,000,000 shares shall be designated “Series C Convertible Redeemable Preferred Stock” (the “Series C Preferred Shares”);

(vii)                             6,916,246 shares shall be designated “Series C-1 Convertible Redeemable Preferred Stock” (the “Series C-1 Preferred Shares”, and, together with the Series C Preferred Shares, the “Series C/C-1 Preferred Shares”); and

(viii)                          3,000,000 shares shall be undesignated Preferred Stock, which may be designated and issued in accordance with Section 3(b).

(b)                                 The Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of Preferred Stock then outstanding) to the extent permitted by the DGCL.

4.          Dividends.

(a)                                 For the periods set forth in Sections 4(a)(i) through (vi) below, the holders of the Series A/A-1/A-2 Preferred Shares, Series B/B-1 Preferred Shares and Series C/C-1 Preferred Shares (collectively, the “Preferred Shares”), in preference to the holders of any other class or series of the Company’s capital stock (“Junior Stock”), and the holders of Series C/C-1 Preferred Shares in preference to the holders of any Series A/A-1/A-2 Preferred Shares and Series B/B-1 Preferred Shares (collectively, the “Series A/A-1/A-2/B/B-1 Preferred Shares”), shall be entitled to receive cumulative accrued dividends:

(i)                                     in the case of the Series A Preferred Shares:

(A)                               for the period from July 1, 2003 until September 2, 2003, at the rate of 8% of the Series A Purchase Price (as hereinafter defined),

(B)                               for the period from September 2, 2003 until February 23, 2007, at the rate of 5% of the Series A Purchase Price,

(ii)                                  in the case of the Series A-1 Preferred Shares:

(A)                               for the period from July 1, 2003 until September 2, 2003, at the rate of 8% of the Series A-1 Purchase Price (as hereinafter defined),

(B)                               for the period from September 2, 2003 or, with respect to any Series A-1 Preferred Shares issued by the Company on a later date, for the period from the date of such issuance until February 23, 2007, at the rate of 5% of the Series A-1 Purchase Price,

(iii)                               in the case of the Series B Preferred Shares, for the period from September 2, 2003 or, with respect to any Series B Preferred Shares issued by the Company on a later date, for the period from the date of such issuance February 23, 2007, at the rate of 5% of the Series B Purchase Price (as hereinafter defined),

(iv)                              in the case of the Series B-1 Preferred Shares, for the period from October 21, 2005 until February 23, 2007, at the rate of 5% of the Series B-1 Purchase Price (as hereinafter defined),

(v)                                 in the case of the Series C Preferred Shares, from and after February 23, 2007, or, with respect to any Series C Preferred Shares issued by the Company on a later date, for the period from the date of such issuance, at the rate of 6% of the Series C Purchase Price (as hereinafter defined), and

(vi)                              in the case of the Series C-1 Preferred Shares, from and after the date of issuance, at the rate of 6% of the Series C-1 Purchase Price (as hereinafter defined).

Dividends on each outstanding Series C/C-1 Preferred Share shall accrue daily and any unpaid accrued dividends shall compound quarterly on March 31, June 30, September 30 and December 31 of each year. Dividends on each outstanding Series C/C-1 Preferred Share shall accrue whether or not such dividends are earned or declared and whether or not sufficient funds are legally available therefor.

(b)                                 So long as any Series C/C-1 Preferred Share is outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any share of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company or any subsidiary or affiliate thereof (except for acquisitions of Common Stock by the Company pursuant to agreements that permit the Company to repurchase such shares upon termination of services to the Company at a price per share determined in accordance with such agreements or upon the exercise of the Company’s right of first offer or refusal, if any, upon a proposed transfer) until all accrued dividends on the Series C/C-1 Preferred Shares have been paid. If any dividend or distribution of any asset is declared and paid on any share of Junior Stock, the holders of Series C/C-1 Preferred Shares shall be entitled to share in such dividends or distributions pro rata in accordance with the number of shares of Common Stock into which such Series C/C-1 Preferred Shares are then convertible pursuant to Section 8 hereof

(c)                                  Notwithstanding Section 4(b) above, so long as any Series C/C-1 Preferred Share is outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Series A/A-1A-2/B/B-1 Preferred Share, nor shall any shares of any Series A/A-1/A-2/B/B-1 Preferred Share be purchased, redeemed, or otherwise acquired for value by the Company or any subsidiary or affiliate thereof (except upon the exercise of the Company’s right of first offer, if any, upon a proposed transfer) until all accrued dividends on the Series C/C-1 Preferred Shares shall have been paid. If any dividend or distribution of any asset is declared and paid on any share of Series A/A-1/A-2/B/B-1 Preferred Share, the holders of Series C/C-1 Preferred Shares shall be entitled to share in such dividends or distributions pro rata in accordance with the number of shares of Common Stock into which such Series C/C-1 Preferred Shares are then convertible pursuant to Section 8 hereof.

(d)                                 Subject to the provisions of Section 4(e), any accrued dividends payable on the Series A/A-1/A-2/B/B-1 Preferred Shares pursuant to this Section 4 shall be paid, upon the sole discretion of the Board, in cash or in any class of Preferred Shares, which shares shall be deemed to have a value for this purpose equal to the fair value price per share of that class of Preferred Shares as determined by the Board on the date of payment. For purposes of this Section 4(d), the Board determination shall be required to include the affirmative vote of at least one Investor Director, as that term is defined in the Third Amended and Restated Stockholders’ Agreement dated on or about October 21, 2005, as amended from time to time (the “Stockholders’ Agreement”).

(e)                                  All accrued but unpaid and declared but unpaid dividends shall be paid to the holders of the Preferred Shares in cash upon a Liquidation in accordance with Section 5 hereof.

5.         Liquidation.

(a)                                 Upon a Liquidation (as defined below), after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series C Preferred Shares and Series C-1 Preferred Shares shall be entitled to receive, on a pari passu basis, out of the remaining assets of the Company available for distribution to its stockholders, before any distribution shall be made to the holders of the Series A/A-1/A-2/B/B-1 Preferred Shares, the Common Stock, or any other class or series of Junior Stock of the Company,

(i)                                     with respect to each Series C Preferred Share, an amount (the “Series C Preference Amount”) equal to three (3) times the sum of (A) $0.421 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event affecting such shares after the Filing Date) (the “Series C Purchase Price”) and (B) all accrued and unpaid dividends;

(ii)                                  with respect to each Series C-1 Preferred Share, an amount (the “Series C-1 Preference Amount”) equal to the sum of (A) $0.421 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event affecting such shares after the Filing Date) (the “Series C-1 Purchase Price”) and (B) all accrued and unpaid dividends.

If upon any Liquidation (as defined below) the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of Series C/C-1 Preferred Shares the full Series C Preference Amount or Series C-1 Preference Amount, as applicable, to which they shall be entitled, the holders of Series C/C-1 Preferred Shares shall share pro rata in any distribution of assets allocated to be paid to the Series C/C-1 Preferred Shares in accordance with their respective Series C Preference Amounts and Series C-1 Preference Amounts.

(b)                                 Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Company and the payments required pursuant to Section 5(a), the holders of the Series B/B-1 Preferred Shares shall be entitled to receive, on a pari passu basis, out of the remaining assets of the Company available for distribution to its stockholders, before any distribution shall be made to the holders of Series A/A-1/A-2 Preferred Shares, the Common Stock or any other class or series of Junior Stock of the Company,

(i)                                     with respect to each Series B Preferred Share, an amount (the “Series B Preference Amount”) equal to the sum of (A) $1.6146 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event affecting such shares after the Filing Date) (the “Series B Purchase Price”) and (B) all accrued and unpaid dividends; and

(ii)                                  with respect to each Series B-1 Preferred Share, an amount (the “Series B-1 Preference Amount”) equal to the sum of (A) $1.6388 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event affecting such shares after the Filing Date) (the “Series B-1 Purchase Price”) and (B) all accrued and unpaid dividends.

If upon any Liquidation the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of Series B/B-1 Preferred Shares the full Series B Preference Amount or Series B-1 Preference Amount, as applicable, to which they shall be entitled, the holders of Series B/B-1 Preferred Shares shall share pro rata in any distribution of assets allocated to be paid to the Series B/B-1 Preferred Shares in accordance with their respective Series B Preference Amounts and Series B-1 Preference Amounts.

(c)                                  Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Company and the payments required pursuant to Sections 5(a) and (b), the holders of the Series A/A-1/A-2 Preferred Shares shall be entitled to receive, on a pari passu basis, out of the remaining assets of the Company available for distribution to its stockholders, before any distribution shall be made to the holders of the Common Stock or any other class or series of Junior Stock of the Company,

(i)                                     with respect to each Series A Preferred Share, an amount (the “Series A Preference Amount”) equal to the sum of (A) $1.00 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event affecting such shares after the Filing Date) (the “Series A Purchase Price”) and (B) all accrued and unpaid dividends,

(ii)                                  with respect to each Series A-1 Preferred Share, an amount (the “Series A-1 Preference Amount”) equal to the sum of (A) $1.10 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event affecting such shares after the Filing Date) (the “Series A-1 Purchase Price”) and (B) all accrued and unpaid dividends; and

(iii)                               with respect to each Series A-2 Preferred Share, an amount (the “Series A-2 Preference Amount”) equal to the sum of (A) $1.10 (subject to equitable adjustment as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event affecting such shares after the Filing Date) (the “Series A-2 Purchase Price”) and (B) all accrued and unpaid dividends.

If upon any Liquidation the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of Series A/A-1/A-2 Preferred Shares the full Series A Preference Amount, Series A-1 Preference Amount, or Series A-1 Preference Amount, as applicable, to which they shall be entitled, the holders of Series A/A-1/A-2 Preferred Shares shall share pro rata in any distribution of assets allocated to be paid to the Series A/A-1/A-2 Preferred Shares in accordance with their respective Series A Preference Amounts, Series A-1 Preference Amounts, and Series A-1 Preference Amounts.

(d)                                 Upon a Liquidation, after payment in full of all Series C Preference Amounts, Series C-1 Preference Amounts, Series B Preference Amounts, Series B-1 Preference Amounts, Series A Preference Amounts, Series A-1 Preference Amounts and Series A-2 Preference Amounts, the holders of Common Stock and the Series C/C-1 Preferred Shares (participating on an as-converted basis as determined pursuant to Section 8 hereof) shall be entitled to share pro rata in the distribution of the remaining assets of the Company.

(e)                                  Notwithstanding the foregoing, upon any Liquidation, the holders of the Series C/C-1 Preferred Shares shall be entitled to receive the greater of (i) the amount such holders would have received under Section 5(a) above and (ii) the amount such holders would have received if such holders, had converted his, her or its Series C/C-1 Preferred Shares into shares of Common Stock in accordance with Section 8.

(f)                                   “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction, or (ii) any Sale of the Company. “Sale of the Company” means (i) the sale of all or substantially all of the Company’s assets, (ii) the sale or transfer of the outstanding shares of capital stock of the Company, or (iii) the merger or consolidation of the Company with another person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of outstanding capital stock of the Company, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction (except that the sale by the Company of shares of its capital stock to investors in bona fide financing transactions shall not be deemed to be a Sale of the Company for this purpose). A sale (or multiple related sales) of one or more subsidiaries of the Company (whether by way or merger, consolidation, reorganization or sale of all or substantially all assets or securities) that constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Sale of the Company.

(g)                                  In the event of a Liquidation involving the sale of shares by stockholders of the Company or merger, consolidation or similar stock transaction, the “remaining assets of the Company available for distribution” shall be deemed to be the aggregate consideration to be paid to all stockholders participating in such Liquidation. In connection with such a Liquidation, the Company shall either (i) cause the definitive transaction document(s) to provide as a condition precedent to the consummation of such Liquidation for the conversion of the Preferred Shares into the right to receive an amount in cash equal to the applicable amount payable with respect to such Preferred Shares under Section 5 (subject to the priorities and limitations set forth herein); or (ii) concurrently with the consummation of such Liquidation, cause the redemption of all outstanding Preferred Shares for an amount in cash equal to the applicable amount payable with respect to such Preferred Shares under Section 5 (subject to the priorities and limitations set forth herein) (the “Preference Amount”). In connection with such a Liquidation, any Preferred Shares that shall continue to be outstanding after such Liquidation shall not be entitled to receive any Preference Amount in respect thereof.

(h)                                 In the event of a Sale of the Company, if any portion of the consideration payable to the stockholders of the Company is placed into escrow and/or is payable to the stockholders of the Company subject to contingencies, the merger agreement, sale agreement, or other agreement governing such Sale of the Company shall provide that (i) the portion of such consideration that is not placed into escrow and that is not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with Sections 5(a), (b), (c). (d) and (e) above as if the Initial Consideration were the only consideration payable in connection with such Liquidation and (ii) any additional consideration which becomes payable to the stockholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Company in accordance with Sections 5(a), (b), (c), (d) and (e) above after taking into account the previous payment of the Initial Consideration as part of the same transaction. The result of this approach is that, for certain transactions, the portion of the transaction consideration that is subject to an escrow or other contingencies may be allocated disproportionately or even exclusively to the holders of Common Stock.

(i)                                     If any or all of the proceeds payable to the stockholders of the Company in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board.

6.            Redemption.

(a)                                 At any time after February 23, 2012, the holders of a majority of the then- outstanding Series C/C-1 Preferred Shares, where such majority includes the Series C/C-1 Preferred Shares held by Insight Venture Partners IV, L.P. and its affiliates, voting or acting, as the case may be, together as a single class, may demand that the Company redeem (out of funds legally available for that purpose) all or any portion of each such holders’ then-outstanding Series C/C-1 Preferred Shares, as applicable, for a cash amount per share equal to the greater of:

(i)                                     with respect to the the Series C Preferred Shares, the fair market value of the Series C Preferred Shares or the Series C Preference Amount (calculated as of the date an applicable share is actually redeemed by the payment of cash) (the “Series C Redemption Amount”) and

(ii)                                  with respect to the the Series C-1 Preferred Shares, the fair market value of the Series C-1 Preferred Shares or the Series C-1 Preference Amount (calculated as of the date an applicable share is actually redeemed by the payment of cash) (the “Series C-1 Redemption Amount”)

(b)                                 The rights set forth in Section 6(a) may be exercised by delivery to the Company of a notice (a “Mandatory Redemption Notice”) requesting such redemption. In the event the Company receives a Mandatory Redemption Notice with respect to the Series C Preferred Shares or Series C-1 Preferred Shares, the Company shall redeem (i) 50% of the shares requested to be redeemed in such Mandatory Redemption Notice on a date (the “First Mandatory Redemption Date”) that is not more than 180 calendar days after the date of delivery of a Mandatory Redemption Notice and (ii) 50% of the shares requested to be redeemed in such Mandatory Redemption Notice on a date (the “Second Mandatory Redemption Date”, and together with the First Mandatory Redemption Date, the “Mandatory Redemption Dates”) that is no later than the one year anniversary of the First Mandatory Redemption Date.

(c)                                  If the Company has insufficient funds legally available to redeem any Series C Preferred Shares or Series C-1 Preferred Shares, as applicable, required to be redeemed on any Mandatory Redemption Date, those funds legally available for such purpose shall be used to redeem the number of Series C Preferred Shares or Series C-1 Preferred Shares, as applicable, that may be legally redeemed. The holders of the Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed pursuant to this Section 6 shall participate in any such partial redemption pro rata, in accordance with each holder’s respective aggregate Series C Redemption Amount or Series C-1 Redemption Amount, as applicable. At any time and from time to time thereafter when additional funds become legally available for the redemption of capital stock of the Company, such funds shall be used promptly to redeem the balance of the Series C Preferred Shares or Series C-1 Preferred Shares, as applicable, requested to be redeemed pro rata, in accordance in accordance with each holder’s respective aggregate Series C Redemption Amount or Series C-1 Redemption Amount, as applicable.

(d)                                 At any time on or after a Mandatory Redemption Date, each holder of record of Series C Preferred Shares or Series C-1 Preferred Shares to be redeemed on such date shall be entitled to receive the amount payable with respect to such Series C Preferred Shares or Series C-1 Preferred Shares under this Section 6 (each a “Series C/C-1 Redemption Amount”) upon actual delivery to the Company or its agents of the certificate or certificates representing the shares to be redeemed. On a Mandatory Redemption Date, upon redemption, all rights in respect of such Series C Preferred Shares or Series C-1 Preferred Shares, except the right to receive the applicable Series C/C-1 Redemption Amount, shall cease and terminate (unless default shall be made by the Company in the payment of the applicable Series C/C-1 Redemption Amount, in which event such rights shall be exercisable until such default is cured), and such Series C Preferred Shares or Series C-1 Preferred Shares, as applicable, shall no longer be deemed to be outstanding, whether or not the certificate or certificates representing such shares have been received by the Company.

(e)                                  The Company may, at any time, and upon receiving the consent of the holders of a majority of the then-outstanding Series C/C-1 Preferred Shares, voting or acting, as the case may be, together as a single class, redeem (out of funds legally available for that purpose) all or any portion of the then-outstanding shares of Series A/A-1/A-2 Preferred Shares or Series B/B-1 Preferred Shares, for a cash amount per share equal to:

(i)                                     with respect to each Series A Preferred Share, the Series A Preference Amount (calculated as of the date an applicable share is actually redeemed by the payment of cash) (the “Series A Redemption Amount”),

(ii)                                  with respect to each Series A-1 Preferred Share, the Series A-1 Preference Amount (calculated as of the date an applicable share is actually redeemed by the payment of cash) (the “Series A-1 Redemption Amount”),

(iii)                               with respect to each Series A-2 Preferred Share, the Series A-2 Preference Amount (calculated as of the date an applicable share is actually redeemed by the payment of cash) (the “Series A-2 Redemption Amount”),

(iv)                              with respect to each Series B Preferred Share, the Series B Preference Amount (calculated as of the date an applicable share is actually redeemed by the payment of cash) (the “Series B Redemption Amount”), and

(v)                                 with respect to each Series B-1 Preferred Share, the Series B-1 Preference Amount (calculated as of the date an applicable share is actually redeemed by the payment of cash) (the “Series B-1 Redemption Amount”).

(f)                                   The rights set forth in Section 6(e) may be exercised by the Company by delivery to the holders of Series A/A-1/A-2 Preferred Shares or Series B/B-1 Preferred Shares, as applicable, of a notice (an “Optional Redemption Notice”) requesting such redemption and specifying the redemption date (the “Optional Redemption Date”). At any time on or after an Optional Redemption Date, each holder of record of the applicable series of Preferred Shares to be redeemed on such date shall be entitled to receive the amount payable with respect to such Preferred Shares under Section 6(e) (each an “Optional Redemption Amount”) upon actual delivery to the Company or its agents of the certificate or certificates representing the shares to be redeemed. On an Optional Redemption Date, upon redemption, all rights in respect of the Preferred Shares to be redeemed, except the right to receive the applicable Redemption Amount set forth in Section 6(e), shall cease and terminate (unless default shall be made by the Company in the payment of the applicable Redemption Amount set forth in Section 6(e), in which event such rights shall be exercisable until such default is cured), and such Preferred Shares to be redeemed shall no longer be deemed to be outstanding, whether or not the certificate or certificates representing such shares have been received by the Company.

7. Votine Rights.

(a)                                 In addition to the rights provided by law, the holders of the Series C/C-1 Preferred Shares shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting or acting, as the case may be, together as a single class. Each Series C/C-1 Preferred Share shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such Series C/C-1 Preferred Share is then convertible pursuant to Section 8.

(b)                                 The holders of the Series A/A-1/A-2 Preferred Shares and the Series B/B-1 Preferred Shares shall have no voting rights except as may be required under the DGCL.

8.         Optional Conversion.

(a) Upon the terms set forth in this Section 8, each holder of Series C/C-1 Preferred Shares shall have the right, at such holder’s option, at any time and from time to time, to convert any such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing:

(i)                                     with respect to the Series C Preferred Shares,

(A)                               the product of the applicable Series C Preference Amount and the number of Series C Preferred Shares being converted,

by

(B)                               the applicable Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificates representing the Series C Preferred Shares to be converted; and

(ii)                                  with respect to the Series C-1 Preferred Shares,

(A)                               the product of the applicable Series C-1 Preference Amount and the number of Series C-1 Preferred Shares being converted,

by

(B)                               the applicable Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificates representing the Series C-1 Preferred Shares to be converted.

The initial conversion price per share at which shares of Common Stock shall be issuable upon conversion of Series C/C-1 Preferred Shares (the “Conversion Price”) shall be the Series C Purchase Price. The Conversion Price shall be subject to adjustment from time to time in accordance with Section 8(e) below.

(b)                                 Any holder of Series C/C-1 Preferred Shares may exercise the conversion right pursuant to paragraph (a) above by delivering to the Company the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Company (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the “Conversion Date”). As promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be the Conversion Price in effect with respect to the applicable Series C/C-1 Preferred Shares on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of the Series C/C-1 Preferred Shares surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of such Series C/C-1 Preferred Shares representing the unconverted portion of the certificate so surrendered.

(c)                                  Upon conversion, the Company (unless otherwise requested by the holder of the Series C/C-1 Preferred Shares subject to conversion) will not issue fractional shares of its Common Stock, and shall distribute cash in lieu of such fractional shares. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon the conversion of

Series C/C-1 Preferred Shares, the Company shall pay to the holder of the Series C/C-1 Preferred Shares being so converted a cash adjustment in respect of such fractional interest in an amount equal to the then fair market value, as determined in good faith by the Board, of a share of Common Stock multiplied by such fractional interest.

(d)                                 [Reserved.]

(e)                                  The Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                     (A) If the Company shall issue (or be deemed to have issued), after the date on which the first Series C/C-1 Preferred Share is issued (the “Initial Issue Date”), any Equity Securities (as defined below) other than Excluded Stock (as defined below) without consideration or for a consideration price per share (the “Effective Price”) less than the applicable Conversion Price in effect immediately prior to the issuance of such Equity Securities, then such applicable Conversion Price for any Series C/C-1 Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced, as of the opening of business on the date of such issue or sale, to a price equal to such Effective Price.

(B)                               No adjustment of the applicable Conversion Price shall be made if such adjustment would be in an amount less than one cent per share but adjustments shall be cumulative.

(C)                               In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other similar expenses allowed, paid or incurred by the Company for any underwriting in connection with the issuance and sale thereof.

(D)                               In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the value of such consideration shall be deemed to be the fair market value thereof (as determined in good faith by the Board).

(E)                                In the case of the issuance (whether before, on or after the applicable Initial Issue Date) of Equity Securities, the following provisions shall apply for all purposes of this Section 8(e)(i) and Section 8(e)(ii):

(1)                                 The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or other rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 8(e)(i)(C) and (e)(i)(D)), if any, received by the Company upon the issuance of such options, warrants or other rights plus the minimum exercise price provided in such options, warrants or other rights for the Common Stock covered thereby.

(2)                         The aggregate maximum number of shares

of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or other rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or other rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or other rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options, warrants or other rights (the consideration in each case to be determined in the manner provided in Sections 8(e)(i)(C) and 8(e)(i)(D)).

(3)                                 In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options, warrants or other rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options, warrants or other rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of Section 8(e)(i)(A)), the applicable Conversion Price, to the extent in any way affected by or computed using such options, warrants, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants or other rights or the conversion or exchange of such securities.

(4)                                 Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or other rights related to such convertible or exchangeable securities, the applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options, warrants or other rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or other rights related to such securities.

(5)                                 The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 3(e)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 8(e)(i)(E)(3) or (4).

(ii)                                  “Equity Securities” means all shares of capital stock of the Company, all securities convertible or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

(iii)                               “Excluded Stock” means (A) up to 625,000 shares (i) issued, or issuable upon the exercise of options granted to, directors, officers, bona fide consultants and employees of the Company issued pursuant to a Board-approved option or incentive plan (including, without limitation, the Company’s 2002 Stock Option/Stock Issuance Plan, as amended, and the Company’s 2006 Stock Option/Stock Issuance Plan, as amended) or (ii) issued in connection with bona fide commercial borrowing, real estate leases, capital equipment leases, licensing, distribution, development, corporate partnering or similar transactions that are not issued primarily for equity financing purposes, which in any such instance are approved by the Board (including at least one Insight Director, as that term is defined in the Company’s Stockholders’ Agreement), (B) shares of Common Stock issuable upon conversion of the Series C/C-1 Preferred Shares, (C) shares of Common Stock issued in connection with any acquisition by the Company approved by the Board (including at least one Insight Director), (D) shares of Common Stock issuable upon the exercise of options, warrants or other securities exchangeable or exercisable for, or convertible into, shares of Common Stock that are outstanding as of the Filing Date; and (E) securities issued in connection with a bona fide business acquisition or license of technology of or by the Company, whether by license, merger, consolidation, sale of assets, sale or exchange of stock or otherwise, in each case as approved by the Board (including at least one Insight Director).

(iv)                              In the event the Company should at any time or from time to time after the date of filing hereof fix a record date for the effectuation of a split or a subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed) and the Series C/C-1 Preferred Shares are not similarly split or subdivided, the applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Series C/C-1 Preferred Share shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(v)                                 If the number of shares of Common Stock deemed outstanding at any time after the Initial Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(f)                                   Recapitalizations. If, at any time or from time to time after the Initial Issue Date, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 8 or in Section 5 above), provision shall be made so that the holders of the Series C/C-1 Preferred Shares shall thereafter be entitled to receive upon conversion of their shares of Series C/C-1

Preferred Shares the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of the Series C/C-1 Preferred Shares after the recapitalization to the end that the provisions of this Section 8 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C/C-1 Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(g)                                  No Impairment. The Company will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C/C-1 Preferred Shares. Notwithstanding the foregoing, nothing in this Section 8(g) shall prevent or prohibit the Company from amending the provisions of this Section 8 in compliance with Article VIII(b) below.

(h)                                 No Fractional Shares and Certificate as to Adjustments.

(i)                                     No fractional share shall be issued upon the conversion of any of the Series C/C-1 Preferred Shares. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Series C/C-1 Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

(ii)                                  Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 8, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series C/C-1 Preferred Share, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of a Series C/C-1 Preferred Share furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a Series C/C-1 Preferred Share.

(i)                                     Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of the Series C/C-1 Preferred Shares, at least ten business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)                                    Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C/C-1 Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C/C-1 Preferred Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series C/C-1 Preferred Shares, in addition to such other remedies as shall be available to the holder of such series of the Series C/C-1 Preferred Shares, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(k)                                 Any adjustment to the Conversion Price hereunder shall, for all tax purposes, be treated as an adjustment to the Series C Purchase Price and the Series C-1 Purchase Price, as applicable, and not as a deemed exchange of the Series C/C-1 Preferred Shares.

9.       Automatic Conversion.

(a)                                  Series C/C-1 Preferred Shares. Upon the first to occur of:

(i)                                     the election to convert by holders of at least fifty percent (50%) of the Series C/C-1 Preferred Shares then outstanding (as calculated on an as-converted basis), including those held by Insight Venture Partners IV, L.P. and its affiliates (“Insight”), voting or acting, as the case may be, together as a single class, or

(ii)                                  the consummation of the first firm commitment underwritten public offering of at least $20,000,000 of the Company’s securities at a per share price of at not less than three times the Series C Conversion Price, pursuant to an effective registration statement filed on Form S-1 (or its successor form) under the Securities Act of 1933, as amended (a “Qualified IPO” or “QIPO”), each Series C/C-1 Preferred Share then outstanding shall, by virtue of and simultaneously with such occurrence, be deemed automatically converted into the number of fully paid and nonassessable shares of Common Stock which would be issuable in respect thereof pursuant to Section 8. In addition to the foregoing, each holder of Series C/C-1 Preferred Shares shall, upon a QIPO, be entitled to a receive in cash an amount equal to the Preference Amount to which they would otherwise be entitled to under Section 5.

(b)                                 As promptly as practicable after the satisfaction of any of the conditions set forth in Section 9(a) and the delivery to the Company of the certificate or certificates for the applicable Series C/C-1 Preferred Shares that have been converted, duly endorsed or assigned in blank to the Company (if required by it), the Company shall issue and deliver to or upon the written order of each holder of the applicable Series C/C-1 Preferred Shares, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 8(c) above. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the date of such occurrence and on such date the Series C/C-1 Preferred Shares shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Company.

ARTICLE V

The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time in the manner provided in the By-laws of the Company. The election of directors of the Company need not be by ballot unless the By-laws so require.

ARTICLE VI

To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director. The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she or his or her testator or intestate is or was a director of the Company or any subsidiary of the Company or any predecessor of the Company or any subsidiary of the Company, or serves or served at any other enterprise as director at the request of the Company of any predecessor to the Company, or acted at the direction of any such director against all expense, liability and loss actually and reasonably incurred or suffered by such Indemnitee in connection therewith.

Any indemnification under this Article VI (unless ordered by a court) shall be made by the Company upon a determination that indemnification of the director is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

Expenses (including attorneys’ fees) incurred by a director of the Company in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director to repay all amounts so advanced in the event that it shall ultimately be determined that such director is not entitled to be indemnified by the Company as authorized in this Article VI.

The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company. All rights to indemnification under this Article VI shall be deemed to be a contract between the Company and each director of the Company or any of its subsidiaries who serves or served in such capacity at any time while this Article VI is in effect.

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article VI.

If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify or advance expenses to each person entitled to indemnification or advancement of expenses, as the case may be, as to all expense, liability and loss actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses, as the case may be, is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI would accrue or arise, prior to such amendment, repeal of adoption of an inconsistent provision.

ARTICLE VII

To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director or stockholder of the Company (other than a director or stockholder who is also employed on a substantially full time basis as an officer of the Company or one or more of its subsidiaries) shall not in any event be personally liable to the Company or its stockholders for the failure of such director or stockholder to offer to the Company an opportunity to participate in any business opportunities or classes of business opportunities that have been presented to such director or stockholder in his or her capacity as a director and/or stockholder of the Company or otherwise and which may have otherwise been presented to the Company.

ARTICLE VIII

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company and of its directors and stockholders, it is further provided:

(a)                                 In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized and empowered:

(i)                                     to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

(ii)                                  to determine whether any, and if any, what part, of the net profits of the Company or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

(iii)                               to fix from time to time the amount of net profits of the Company or of its surplus to be reserved as working capital or for any other lawful purpose.

In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Company.

(b)                                 The approval of the Company and the holders at least a majority of the outstanding Series C/C-1 Preferred Shares, voting or acting, as the case may be, together as a single class on an as-converted basis, shall be entitled to waive or amend any provision hereunder unless such provision or the DGCL explicitly requires otherwise.

ARTICLE IX

Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree on any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Company, as the case may be, and also on the Company.

The Company shall not enter into any agreement or become subject to any agreement which could restrict in any manner its ability to comply with this Certificate of Incorporation or any agreement which benefits or grants rights to the holders of the Series C/C-1 Preferred Shares. If the holders of a majority of the outstanding Series C/C-1 Preferred Shares shall at any time disagree with the Board’s determination of “fair market value” hereunder, such holders may submit a notice of disagreement to the Company. During the three business days immediately following the Company’s receipt of such notice, such holders and the Company shall negotiate in good faith to determine a mutually agreeable fair market value. If the parties remain unable to reach agreement after such period, they shall engage a valuation firm reasonably acceptable to the Company and such majority of holders to resolve such dispute (the “Valuation Firm”). Each of the holders and the Company shall provide (at each’s own expense) the Valuation Firm with copies of any documents, analyses or other information within its possession or control that the Valuation Firm reasonably requests in order to resolve such dispute. The Valuation Firm shall determine the fair market value as soon as practicable after its engagement to resolve the dispute using customary valuation techniques for other companies or businesses in the same or similar industries as the Company (and shall not apply any discount due to the fact that the Series C/C-1 Preferred Shares or other securities may constitute “restricted securities”, may be illiquid or represent a minority interest in the Company). The Valuation Firm’s determination of the fair market value shall be binding on all of the holders and the Company, and not subject to challenge or collateral attack for any reason. The Company shall pay all fees, costs and expenses of the Valuation Firm in connection with its engagement to resolve such dispute.

ARTICLE X

The Company expressly affirms that Section 203 of the DGCL shall apply to the Company.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:44 PM 04/10/2008
FILED 03:39 PM 04/10/2008
SRV 080415702 – 3675187 FILE

CERTIFICATE OF AMENDMENT OF

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SECUREINFO CORPORATION

SECUREINFO CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation” or the “Company”), DOES HEREBY CERTIFY:

FIRST:      The name of the Corporation is SECUREINFO CORPORATION.

SECOND:          The original name of this Corporation is SecureInfo Corporation, and the date of filing the original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 26, 2003.

THIRD:                     The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Sixth Amended and Restated Certificate of Incorporation as follows:

Article IV, Section 8(e)(iii) shall be amended and restated to read in its entirety as follows:

““Excluded Stock” means (A) up to 7,850,103 shares (i) issued, or issuable upon the exercise of options granted to, directors, officers, bona fide consultants and employees of the Company issued pursuant to a Board-approved option or incentive plan (including, without limitation, the Company’s 2002 Stock Option/Stock Issuance Plan, as amended, and the Company’s 2006 Stock Option/Stock Issuance Plan, as amended) or (ii) issued in connection with bona fide commercial borrowing, real estate leases, capital equipment leases, licensing, distribution, development, corporate partnering or similar transactions that are not issued primarily for equity financing purposes, which in any such instance are approved by the Board (including at least one Insight Director, as that term is defined in the Company’s Stockholders’ Agreement), (B) shares of Common Stock issuable upon conversion of the Series C/C-1 Preferred Shares, (C) shares of Common Stock issued in connection with any acquisition by the Company approved by the Board (including at least one Insight Director), (D) shares of Common Stock issuable upon the exercise of options, warrants or other securities exchangeable or exercisable for, or convertible into, shares of Common Stock that are outstanding as of the Filing Date; (E) securities issued in connection with a bona fide business acquisition or license of technology of or by the Company, whether by license, merger, consolidation, sale of assets, sale or exchange of stock or otherwise, in each case as approved by the Board (including at least one Insight Director); and (F) all securities issued by the Company under that certain Note Purchase Agreement, dated on or about April 10, 2008, among the Company and certain other parties, including all securities issued upon conversion thereof.”

1

FOURTH:           Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SecureInfo Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 10th day of April, 2008.

SECUREINFO CORPORATION

By:	/s/ Stewart D. Curley
Stewart D. Curley
Chief Financial Officer

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:21 PM 12/16/2008
FILED 07:01 PM 12/16/2008
SRV 081202552 – 3675187 FILE

CERTIFICATE OF AMENDMENT OF

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SECUREINFO CORPORATION

SECUREINFO CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation” or the “Company”), DOES HEREBY CERTIFY:

FIRST:      The name of the Corporation is SECUREINFO CORPORATION.

SECOND:           The original name of this Corporation is SecureInfo Corporation, and the date of filing the original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 26, 2003.

THIRD:           The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Sixth Amended and Restated Certificate of Incorporation as follows:

Article IV, Section 1 shall be amended and restated to read in its entirety as follows:

“1.                                        Authorized Shares. The Company shall be authorized to issue 109,970,497 shares of all classes, consisting of (i) 56,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 53,970,497 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

Article IV, Section 3(a) shall be amended and restated to read in its entirety as follows:

“(a)                                   Of the 53,970,497 authorized shares of Preferred Stock,

(i)                                     3,500,000 shares shall be designated “Series A Preferred Stock” (the “Series A Preferred Shares”);

(ii)                                  1,884,944 shares shall be designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred Shares”);

(iii)                               606,660 shares shall be designated “Series A-2 Preferred Stock” (the “Series A-2 Preferred Shares”, and together with the Series A Preferred Shares and the Series A-1 Preferred Shares, the “Series A/A-1/A-2 Preferred Shares”);

(iv)                              8,960,621 shares shall be designated “Series B Redeemable Preferred Stock” (the “Series B Preferred Shares”);

1

(v)                                 6,102,026 shares shall be designated “Series B-1 Redeemable Preferred Stock” (the “Series B-l Preferred Shares”, and, together with the Series B Preferred Shares, the Series B/B-1 Preferred Shares”);

(vi)                              23,000,000 shares shall be designated “Series C Convertible Redeemable Preferred Stock” (the “Series C Preferred Shares”);

(vii)                           6,916,246 shares shall be designated “Series C-1 Convertible Redeemable Preferred Stock” (the “Series C-1 Preferred Shares”, and, together with the Series C Preferred Shares, the “Series C/C-1 Preferred Shares”); and

(viii)                        3,000,000 shares shall be undesignated Preferred Stock, which may be designated and issued in accordance with Section 3(b).”

FOURTH:               Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SecureInfo Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 10th day of April, 2008.

SECUREINFO CORPORATION

By:	/s/ Stewart D. Curley
Stewart D. Curley
Chief Financial Officer

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:30 PM 11/14/2011
FILED 10:30 PM 11/14/2011
SRV 111196010 – 3675187 FILE

CERTIFICATE OF MERGER

OF

SECURE MERGER SUB, INC.

(a Delaware corporation)

WITH AND INTO

SECUREINFO CORPORATION

(a Delaware corporation)

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), SecureInfo Corporation, a Delaware corporation (the “Corporation”), in connection with the merger of Secure Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into the Corporation (the “Merger”), hereby certifies as follows:

FIRST:                              The name and state of incorporation of each of the constituent corporations to the Merger are as follows:

Name	State of Incorporation
SecureInfo Corporation	Delaware
Secure Merger Sub, Inc.	Delaware

SECOND:               The Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2011, by and among the Corporation, Merger Sub and Kratos Technology & Training Solutions, Inc., a California corporation, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the DGCL.

THIRD:                          The name of the surviving corporation shall be SecureInfo Corporation (the “Surviving Corporation”).

FOURTH:             The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL (the “Effective Time”).

FIFTH:                            The Certificate of Incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and such Certificate of Incorporation.

SIXTH:                           An executed copy of the Merger Agreement is on file at the office of the Surviving Corporation located at 11921 Freedom Drive, Suite 550, Reston, Virginia 20190.

SEVENTH:                              A copy of the Merger Agreement will be furnished by the Surviving Corporation on request, without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, SecureInfo Corporation, a Delaware corporation, has caused this Certificate of Merger to be signed by its duly authorized officer this 14 day of November, 2011.

SECUREINFO CORPORATION

By:	/s/ Stewart D. Curley

Name:	Stewart D. Curley

Title:	VP & CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:27 AM 11/21/2011
FILED 09:27 AM 11/21/2011
SRV 111215230 – 3675187 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF MERGER

OF

SECURE MERGER SUB, INC.

(a Delaware corporation)

WITH AND INTO

SECUREINFO CORPORATION

(a Delaware corporation)

SecureInfo Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.                                      The name of the corporation is SecureInfo Corporation (the “Corporation”).

2.                                      That a Certificate of Merger (the “Certificate of Merger”) was filed by the Corporation with the Secretary of State of the State of Delaware on November 14, 2011 and that said Certificate of Merger requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.                                      The inaccuracy or defect of said Certificate of Merger is that presently Paragraph Fifth reads as follows:

“FIFTH:                                              The Certificate of Incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and such Certificate of Incorporation.”

4.                                      Paragraph Fifth of the Certificate of Merger is hereby corrected to read in its entirety as follows:

“FIFTH:                                              The Certificate of Incorporation of the Surviving Corporation shall, upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, be amended and restated to read in its entirety as set forth in Exhibit A attached hereto.”

5.                                      The Certificate of Merger is further corrected by attaching Exhibit A hereto as Exhibit A to the Certificate of Merger.

IN WITNESS WHEREOF, SecureInfo Corporation, a Delaware corporation, has caused this Certificate of Correction to be signed by its duly authorized officer this 18th day of November, 2011.

SECUREINFO CORPORATION

By:	/s/ Deborah S. Butera
Name: Deborah S. Butera
Title: Secretary

Exhibit A

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SECUREINFO CORPORATION

ARTICLE I

The name of the corporation (the “Corporation”) is SecureInfo Corporation.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

The Corporation is authorized to issue only one class of stock, which shall be designated “Common Stock”. The total number of shares of Common Stock presently authorized is One Thousand (1,000), par value $0.001 per share.

ARTICLE V

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

ARTICLE VII

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

A.            To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.            The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was a director or officer of the Corporation or any predecessor of the Corporation, or serves or has served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

C.            Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.